Exhibit 99.13

        (Text of graph posted to Ashland Inc.'s website concerning
                    Valvoline's lubricant sales gallons

                     3 Month Rolling Average (millions)

                  2001      2002      2003      2004      2005      2006
                 ------    ------    ------    ------    ------    ------
January           13.0      15.1      14.3      13.6      13.1      13.1
February          13.1      15.0      14.5      14.5      12.9      13.2
March             14.6      16.2      16.2      15.8      14.1      14.7
April             14.2      17.1      16.7      16.8      15.1      15.0
May               15.5      18.1      17.2      16.9      16.0      15.6
June              14.9      17.9      16.4      16.7      16.0      15.0
July              16.6      17.0      16.6      16.8      15.4      14.7
August            16.8      17.3      16.4      16.5      15.0      14.4
September         18.2      17.8      17.1      16.8      14.7      13.7
October           17.4      17.5      17.3      15.6      14.5      14.0
November          16.6      16.0      16.1      15.3      13.7
December          14.4      14.8      14.6      13.7      12.8